UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 24, 2010 (May 20, 2010)

MOCON, INC.

(Exact name of registrant as specified in its charter)

Minnesota	000-09273	41-0903312
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7500 Boone Avenue North Minneapolis, MN	55428
(Address of Principal Executive Offices)	(Zip Code)

(763) 493-6370

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07               Submission of Matters to a Vote of Security Holders

On May 20, 2010, MOCON, Inc. (the “Company”) held its annual meeting of shareholders.  At the annual meeting, the shareholders of the Company (i) elected the nine persons named below to serve as directors of the Company and (ii) ratified the appointment of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.  The final results of the shareholder vote on each matter brought before the meeting were as follows:

		For	Against/Withhold	Abstain	Broker Non-Votes
1.	Election of Directors
	Robert L. Demorest	3,285,429	39,837	—	1,456,885
	Dean B. Chenoweth	3,024,839	300,427	—	1,456,885
	Donald N. DeMorett	3,287,621	37,645	—	1,456,885
	J. Leonard Frame	3,274,959	50,307	—	1,456,885
	Robert F. Gallagher	3,301,011	24,255	—	1,456,885
	Daniel W. Mayer	3,286,099	39,167	—	1,456,885
	Ronald A. Meyer	3,286,099	39,167	—	1,456,885
	Richard A. Proulx	3,279,526	45,740	—	1,456,885
	Tom C. Thomas	3,301,634	23,632	—	1,456,885

2.	Ratification of Independent Registered Public Accounting Firm	4,747,549	21,468	13,134	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOCON, INC.

Dated: May 24, 2010	By:	/s/ Darrell B. Lee
Darrell B. Lee
Vice President, Chief Financial Officer,
Treasurer and Secretary